UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – March 31, 2006

(Date of earliest event reported)

QUESTAR MARKET RESOURCES, INC.
(Exact name of registrant as specified in charter)

   STATE OF UTAH                               0-30321                           87-0287750

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45601, Salt Lake City, Utah 84145-0601
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2600

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

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Item 7.01   Regulation FD

On March 23, 2006, Questar Exploration and Production and Wexpro Company (collectively the Companies), subsidiaries of Questar Market Resources, filed a declaratory judgment action Questar Exploration & Production Company and Wexpro Company v. Doyle Hartman, et al (Case No. 2006-6839) in the District Court of Sublette County, Wyoming to determine the interest of Doyle Hartman and other alleged stakeholders (collectively the Hartman parties) who claim a 5% net profits interest (NPI) in Pinedale leasehold interests of the Companies. The dispute relates to the scope of the NPI, created by a 1954 contract, to which the defendants are the apparent successors. By its terms the NPI relates to the former Pinedale Unit, a federal exploratory unit, and is computed based on revenues and expenses from unit operations.  The complaint alleges that the Pinedale Unit contracted significantly after the 1954 contract was executed and therefore the NPI, so far as the Companies are concerned, is limited to a 1,000 acre remnant of the contracted Pinedale Unit.

On March 31, 2006, the Companies were served with a complaint in litigation filed by the Hartman parties. The action, styled Doyle Hartman, et al v. Questar Exploration and Production Company, Wexpro Company, Ultra Resources, Inc., Shell Rocky Mountain Production LLC, Encana Oil and Gas (USA) Inc., Lance Oil and Gas Company, SWEPI LP, Williams Production Rocky Mountain Co., Gemini Resources, Inc., and Arrowhead Resources (U.S. A.) Ltd. (Case No. 2006-6843), was filed in the District Court of Sublette County, Wyoming. The complaint seeks declaratory judgment that the NPI affects leases committed to the original Pinedale Unit regardless of whether the leases and lands have been eliminated from the Pinedale Unit by contraction of that unit. The complaint also seeks an accounting, damages for breach of contract, breach of royalty payment obligations, slander of title, breach of the duty of good faith and fair dealing and conversion. Questar and Wexpro intend to vigorously defend against the allegations of the Hartman action and are in the process of evaluating the claims asserted in Hartman’s complaint and what actions, if any, will be taken in response thereto.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR MARKET RESOURCES, INC.

   (Registrant)

April 5, 2006

/s/S. E. Parks

S. E. Parks

Vice President and

Chief Financial Officer